                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
[X]Definitive Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
[_]Definitive Additional Materials          RULE 14A-6(E)(2))
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             PREVIEW TRAVEL, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------
  (5) Total fee paid:
   --------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.
   --------------------------------------------------------------------------

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   --------------------------------------------------------------------------
  (1) Amount Previously Paid:
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  (2) Form, Schedule or Registration Statement No.:
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  (3) Filing Party:
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

                             PREVIEW TRAVEL, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 27, 1998

                               ----------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Preview Travel, Inc., a Delaware corporation (the "Company"), will be held at the Park Hyatt Hotel, San Francisco, located at 333 Battery Street on Wednesday, May 27, 1998, at 10:00 a.m., local time, for the following purposes:

  1. To elect eight (8) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1998;

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

  The Board of Directors has fixed the close of business on April 15, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ KENNETH R. PELOWSKI
                                          Kenneth R. Pelowski
                                          Executive Vice President of Finance
                                           and Administration, Chief Financial
                                           Officer and Secretary

San Francisco, California
April 24, 1998


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                             PREVIEW TRAVEL, INC.
                               747 FRONT STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Preview Travel, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Park Hyatt Hotel, San Francisco, located at 333 Battery Street, on Wednesday, May 27, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof.

  This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 24, 1998.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

  The close of business on April 15, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 11,362,913 shares of Common Stock outstanding and held of record by approximately 242 stockholders.

VOTING AND SOLICITATION

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  Effective as of the Annual Meeting, the Company's Bylaws will provide for eight (8) directors. At the Annual Meeting, the stockholders will elect eight
(8) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Director William R. Hearst, III has informed the Company that he does not intend to stand for reelection to the Board of Directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

  Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  The names of the nominees, their ages as of April 15, 1998 and certain other information about them are set forth below:

                                                                       DIRECTOR
        NAME OF NOMINEE        AGE        PRINCIPAL OCCUPATION          SINCE
        ---------------        ---        --------------------         --------
 Kenneth J. Orton............   46 President and Chief Executive         1997
                                   Officer of the Company
 James J. Hornthal...........   44 Chairman of the Company               1985
 Thomas W. Cardy.............   41 Executive Vice President,             1991
                                   Entertainment and New Media of
                                   Communications Equity Associates,
                                   Inc.
 Thomas A. Cullen............   38 President of the Interactive          1997
                                   Services Group of U S WEST Media
                                   Group
 Theodore J. Leonsis.........   42 President of AOL Studios              1985
 Douglas J. Mackenzie........   38 General Partner of Kleiner            1995
                                   Perkins Caufield & Byers
 James E. Noyes..............   51 Chief Operating Officer of            1996
                                   Signature Resorts, Inc.
 David S. Pottruck...........   49 President and Co-Chief Executive      1997
                                   Officer of The Charles Schwab
                                   Corporation

  There are no family relationships among any of the directors or executive officers of the Company.

  Kenneth J. Orton joined the Company in April 1994 as President and Chief Operating Officer, and in June 1997 was appointed to serve as the President and Chief Executive Officer and a director of the Company. From September 1989 to March 1994, Mr. Orton was Vice President and General Manager of the San Francisco division of Epsilon, a database marketing firm and a wholly owned subsidiary of American Express Company. Prior to his employment with Epsilon, Mr. Orton was Vice President of M/A/R/C Inc., a market research and database marketing company, and Vice President of Sales and Marketing for Future Computing. Mr. Orton also serves as a director of ONSALE, Inc. Mr. Orton received a B.A. degree from California State University, Fullerton.

  James J. Hornthal founded the Company in 1985 and has served as Chairman since inception. Mr. Hornthal also served as President of the Company until April 1994 and as Chief Executive Officer until June 1997. Prior to starting Preview Travel, Mr. Hornthal was a General Partner at Oak Grove Ventures, a venture capital firm, and a Consultant for The Boston Consulting Group, a management consulting firm. Mr. Hornthal also serves as a director of several privately held technology-based and media companies. Mr. Hornthal received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School, where he was a Baker Scholar.

  Thomas W. Cardy has been a director of the Company since December 1991. Since September 1988, Mr. Cardy has been employed with Communications Equity Associates, Inc. ("CEA"), an investment banking firm serving the entertainment and new media industries, and is currently Executive Vice President, Entertainment and New Media at CEA. Prior to joining CEA in 1988, Mr. Cardy was a Senior Manager with Arthur Andersen & Co., a public accounting firm. Mr. Cardy received a B.A. degree from the University of Florida and is a certified public accountant.

  Thomas A. Cullen has been a director of the Company since April 1997. Since August 1989, Mr. Cullen has served in various senior management positions with U S WEST, Inc., a telecommunications and media company, and, since April 1997, he has been President of the Interactive Services Group of U S WEST Media Group, a subsidiary of U S WEST, Inc. Mr. Cullen also serves as a director of SportsLine USA, Inc. Mr. Cullen received a B.S.B.A. degree from Northern Arizona University and an M.B.A. degree from the University of Colorado.

  Theodore J. Leonsis has been a director of the Company since June 1985. Mr. Leonsis is currently President of AOL Studios, an operating division of America Online, Inc., an online services company ("AOL"); from November 1996 to March 1998, Mr. Leonsis served as President and Chief Executive Officer of AOL Studios, and from September 1994 to November 1996, he served as President of America Online Services Company. Prior to joining AOL, Mr. Leonsis was the founder and President of Redgate Communications Corporation, a media marketing company he founded in 1986, which was subsequently acquired by AOL in May 1994. Mr. Leonsis also serves as a director of several privately held companies. Mr. Leonsis received a B.A. degree from Georgetown University.

  Douglas J. Mackenzie has been a director of the Company since February 1995. Since June 1989, Mr. Mackenzie has been employed with Kleiner Perkins Caufield & Byers, a venture capital firm, of which he has been a general partner since 1994. Mr. Mackenzie serves as a director of Visio Corporation and several private technology-based companies. Mr. Mackenzie received a B.A. degree in Economics and an M.S. degree in Industrial Engineering from Stanford University, and an M.B.A. degree from Harvard University.

  James E. Noyes has been a director of the Company since January 1996. Since July 1996, Mr. Noyes has served as a director and Executive Vice President of Signature Resorts, Inc. ("Signature"), a developer and operator of vacation ownership resorts and has served as the Chief Operating Officer of Signature since March 1998. From 1988 to June 1996, Mr. Noyes served as President of The Trase Miller Group, a travel technology services company and previously served as its Vice President/General Manager from 1982 through 1988 and its Vice President of Marketing and Sales from 1980 to 1982. Mr. Noyes is also a founder of Premier Yachts, Ltd. Mr. Noyes also serves as a director of Ball Horticultural, Inc. and as a Chairman of Grand Getaways, Inc. Mr. Noyes received a B.A. degree from Dartmouth College and an M.B.A. degree from Stanford University.

  David S. Pottruck has been a director of the Company since September 1997. Since 1984, Mr. Pottruck has served in various senior management positions with The Charles Schwab Corporation ("Schwab"), a financial services company, and is currently the President and Co-Chief Executive Officer and a director of Schwab. He is also Chief Executive Officer of Charles Schwab & Co., Inc., the brokerage subsidiary of Schwab. Mr. Pottruck serves as a director of McKesson Corporation and Decibel Instruments, Inc. Mr. Pottruck received B.A. and M.B.A. degrees from the University of Pennsylvania.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the period from January 1, 1997 through December 31, 1997 (the "last fiscal year"), the Board met nine times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Kenneth R. Pelowski at the Company's address set forth above.

  The Audit Committee consists of directors Cardy and Cullen, two of the Company's non-employee directors, and held three meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

  The Compensation Committee consists of directors Leonsis, Mackenzie and Pottruck, and held two meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1988 Stock Option Plan, 1997 Stock Option Plan, 1997 Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

  Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and the grant of stock options, directors are not compensated for their services as directors. Directors who are employees of the Company are eligible to participate in the Company's 1988 and 1997 Stock Option Plans and will be eligible to participate in the Company's 1997 Employee Stock Purchase Plan. Directors who are not employees of the Company are eligible to participate in the Company's 1997 Stock Option Plan and 1997 Directors' Stock Option Plan. The Company's 1997 Directors' Stock Option Plan provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such nonemployee director shall be granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months.

RECOMMENDATION OF THE BOARD:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Coopers & Lybrand L.L.P. has served as the Company's independent auditors since 1995 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Coopers & Lybrand is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
     APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT
            AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of April 15, 1998 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                        SHARES      PERCENT
                                                     BENEFICIALLY BENEFICIALLY
        NAME AND ADDRESS                               OWNED (1)    OWNED(1)
        ----------------                             ------------ ------------
Entities affiliated with Kleiner Perkins Caufield &
 Byers (2)..........................................  1,231,419       10.8
 2750 Sand Hill Road
 Menlo Park, CA 94025
James J. Hornthal (3)...............................  1,082,812        9.4
America Online, Inc. (4)............................  1,001,312        8.8
 8619 Westwood Center Drive
 Vienna, Virginia 22182-2285
U S WEST Interactive Services, Inc. ................    932,539        8.2
 9000 East Nichols Avenue
 Englewood, CO 80112
KLAS, Inc. .........................................    635,456        5.6
 3228 Channel 8 Drive
 Las Vegas, NV 89114
General Electric Capital Corporation (5)............    572,736        5.0
 60 Long Ridge Road
 Stamford, CT 06927
Kenneth J. Orton (6)................................    164,131        1.4
Roy F. Walkenhorst (7)..............................     81,277          *
John M. Petrone (8).................................     34,373          *
Barrie Seidenberg (9)...............................     28,487          *
Thomas W. Cardy (10)................................     37,863          *
Thomas A. Cullen (11)...............................    932,539        8.2
William R. Hearst, III (2)..........................  1,231,419       10.8
Theodore J. Leonsis (12)............................     78,100          *
Douglas J. Mackenzie (2)............................  1,231,419       10.8
James E. Noyes......................................     45,974          *
David S. Pottruck...................................     22,222          *
All directors and officers as a group (16 persons)
 (13)...............................................  3,805,508       32.2

--------
  *  Less than 1%.

 (1) Applicable percentage of beneficial ownership is based on 11,362,913 shares of Common Stock outstanding as of April 15, 1998, together with applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 1998. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Unless otherwise indicated, the address of each of the individuals named above is: c/o Preview Travel, Inc., 747 Front Street, San Francisco, California 94111.

 (2) Includes 1,230,626 shares and 793 shares held by Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II, respectively. William R. Hearst, III and Douglas J. Mackenzie, both directors of the Company, are general partners of KPCB VII Associates, the general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Each of Messrs. Hearst and Mackenzie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (3) Includes 197,812 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1998. A portion of the shares issuable upon exercise of such stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time. Also includes 816,616 shares held by Hornthal Living Trust and an aggregate of 68,384 shares held in trusts of which Mr. Hornthal is a trustee and has voting power.

 (4) Does not include 78,100 shares held by Theodore J. Leonsis, a director of the Company. Mr. Leonsis is President of AOL Studios, an operating division of AOL. Mr. Leonsis disclaims beneficial ownership of the shares held by AOL.

 (5) Includes 555,555 shares and 17,181 shares held by General Electric Capital Corporation and NBC Multimedia, Inc., an affiliate of General Electric Capital Corporation, respectively.

 (6) Includes 164,131 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1998.

 (7) Includes 11,127 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1998.

 (8) Includes 34,373 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1998.

 (9) Includes 28,487 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1998.

(10) Includes 20,000 shares held by Mr. Cardy, 2,500 shares held by Eugenia C. Cardy and 15,363 shares held by Thomas W. Cardy Family Trust.

(11) Includes 932,539 shares held by U S WEST Interactive Services, Inc., of which Mr. Cullen is President. Mr. Cullen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12) Does not include 1,001,312 shares held by AOL, of which shares Mr. Leonsis disclaims beneficial ownership.

(13) Includes 475,511 shares issuable upon exercise of stock options exercisable within 60 days of April 15, 1998 A portion of the shares issued or issuable upon exercise of such stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1997 (the "Named Executive Officers"); and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                                         ANNUAL      COMPENSATION
                                      COMPENSATION      AWARDS
                                      ------------   ------------
                                                      SECURITIES   ALL OTHER
                                     SALARY   BONUS   UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION           ($)      ($)   OPTIONS (#)    ($) (1)
---------------------------         -------- ------- ------------ ------------
Kenneth J. Orton.............. 1997 $204,926 $20,000   120,000       $1,264
 President and Chief Executive
  Officer                      1996  157,125  25,000    30,000        1,323
                               1995  156,048  25,000    65,000        3,634
James J. Hornthal............. 1997  170,139  15,000    25,000        1,764
 Chairman                      1996  167,425      --        --        1,440
                               1995  169,657      --   190,000        2,188
Roy F. Walkenhorst............ 1997  154,019  17,663    12,500        3,607
 President, News Travel
  Network, Inc. (2)            1996  123,481  41,680     3,125        2,737
                               1995  122,130  18,847    11,875        3,881
John M. Petrone............... 1997  120,529  36,875    20,000          133
 Senior Vice President of
  Technology                   1996   95,572  47,500    10,000           --
                               1995   31,448      --    40,000           --
Barrie A. Seidenberg.......... 1997  113,077  35,000    30,000          133
 Senior Vice President of
  Online Services              1996   89,217  27,500    10,000           --
                               1995   49,827   2,500    30,000           --

--------
(1) Consists of travel benefits and life insurance premiums paid by the Company.
(2) Mr. Walkenhorst resigned as President of the News Travel Network effective March 31, 1998.

  In March 1997, the Company entered into an agreement with Mr. Orton pursuant to which, in the event of the involuntary termination of Mr. Orton's employment with the Company (other than for cause) prior to February 26, 1998, Mr. Orton will be retained as a consultant to the Company for a period of up to 12 months, for which Mr. Orton will receive a monthly consulting fee equal to one-twelfth of his most recent annual compensation. In addition, each of Mr. Orton's then outstanding stock options were amended to provide that Mr. Orton may pay the exercise price under such options by executing a promissory note for the applicable exercise price.

  In January 1998, Mr. Orton, Mr. Petrone and Ms. Seidenberg were granted options to purchase 100,000, 20,000 and 20,000 shares of Common Stock, respectively, at an exercise price of $9.25 per share, the fair market value of the Common Stock on the date of grant. In addition, in January 1998 Mr. Hornthal was granted an option to purchase 35,000 shares of Common Stock at an exercise price of $13.50 per share, the fair market value of the Common Stock on the date of grant.

  The following table shows certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1997. No stock appreciation rights were granted to these individuals during the year.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                           POTENTIAL
                                                                        REALIZABLE VALUE
                                                                           AT ASSUMED
                                                                          ANNUAL RATES
                                                                         OF STOCK PRICE
                          NUMBER OF                                       APPRECIATION
                           SHARES    PERCENTAGE OF                         FOR OPTION
                         UNDERLYING  TOTAL OPTIONS EXERCISE                 TERM(2)
                           OPTIONS    GRANTED TO   PRICE PER EXPIRATION -----------------
          NAME           GRANTED (1)   EMPLOYEES     SHARE      DATE      5%       10%
          ----           ----------- ------------- --------- ---------- -------  --------
Kenneth J. Orton........    15,000        2.4%       $2.60    02/25/02  $10,775  $ 23,810
                           105,000       16.8%       $2.60    06/03/02   75,425   166,669
James J. Hornthal.......    25,000        4.0%       $2.60    02/25/02   17,958    39,683
Roy F. Walkenhorst (3)..    12,500        2.0%       $8.50    09/15/02   (2,552)   24,604
John M. Petrone.........     5,000        0.8%       $2.60    01/28/02    3,592     7,937
                            15,000        2.4%       $8.50    09/15/02   (3,603)   29,525
Barrie A. Seidenberg....    10,000        1.6%       $2.60    01/28/02    7,183    15,873
                            20,000        3.2%       $8.50    09/15/02   (4,083)   39,366

--------
(1) These stock options, which were granted under the 1988 Stock Option Plan, become exercisable at a rate of 25% of the total number of shares of Common Stock subject to the option on the first anniversary of the date of grant, and 2.083% of the total number of shares monthly thereafter, as long as the optionee remains an employee with, consultant to, or director of the Company.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(3) Mr. Walkenhorst resigned from his position as President of News Travel Network effective March 31, 1998.

OPTION EXERCISES AND HOLDINGS

  The following table provides certain summary information concerning the shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED          IN-THE-MONEY
                          NUMBER OF                   OPTIONS AT                  OPTIONS AT
                            SHARES     VALUE     DECEMBER 31, 1997 (#)    DECEMBER 31, 1997 ($) (2)
                         ACQUIRED ON  REALIZED ------------------------- ------------------------------
          NAME           EXERCISE (#) ($) (1)  EXERCISABLE UNEXERCISABLE EXERCISABLE     UNEXERCISABLE
          ----           ------------ -------- ----------- ------------- -----------     -------------
Kenneth J. Orton........      --         --      121,041      148,959     $     646,707    $     747,168
James J. Hornthal.......      --         --      190,000       25,000           977,075          124,063
Roy F. Walkenhorst (3)..      --         --        9,191       18,309            48,818           30,369
John M. Petrone.........      --         --       27,499       42,501           146,630          144,307
Barrie Seidenberg.......      --         --       20,362       49,368           108,358          153,767

--------
(1) The amount set forth represents the difference between the fair market value of the shares on the date of exercise and the exercise price of the option.
(2) Based on the $7.56 per share closing price of the Company's Common Stock on The Nasdaq National Market as of December 31, 1997, minus the exercise price, multiplied by the number of shares underlying the option.
(3) Mr. Walkenhorst resigned from his position as President of the News Travel Network effective March 31, 1998.

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1997. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's 1988 and 1997 Stock Option Plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

  Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

  The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

  Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as the increase in gross bookings, continued revenue growth and the maintenance of a high level of customer service.

LONG-TERM INCENTIVE COMPENSATION

  The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Kenneth J. Orton has served as the Company's President since April 1994 and as Chief Executive Officer since June 1997. His base salary for fiscal 1997 was $204,926.

  The factors discussed previously in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Orton's salary and stock option grant. In reviewing Mr. Orton's performance, the Committee noted in particular a number of achievements by the Company in 1997, including the successful completion of the Company's initial public offering, the establishment of key strategic and distribution relationships, the significant growth in online travel bookings and the successful recruiting and hiring of other key officers and employees. Based on annual survey data which takes into consideration the CEO compensation of similar sized companies in the same geographic region and industry, the Committee believes that the base salary level for the CEO is commensurate with salaries paid to chief executive officers of comparable companies engaged in similar industries.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1988 and 1997 Stock Option Plans to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          SUBMITTED BY THE COMPENSATION
                                           COMMITTEE:
                                          Theodore J. Leonsis
                                          Douglas J. Mackenzie
                                          David S. Pottruck

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee of the Company's Board of Directors are currently Messrs. Leonsis, Mackenzie and Pottruck, each of whom were appointed to the Compensation Committee in September 1997. Prior to September 1997 and during the year ended December 31, 1996, Messrs. Hearst and Leonsis comprised the Compensation Committee. None of Messrs. Mackenzie, Pottruck, Hearst or Leonsis has at any time been an officer or employee of the Company or any subsidiary of the Company.

  Mr. Leonsis is President of AOL Studios, an operating division of AOL. Messrs. Hearst and Mackenzie are general partners of KPCB VII Associates, the general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II, which collectively are a principal stockholder of the Company (the "KPCB Funds").

  Since July 1994, the Company has maintained a relationship with AOL pursuant to which the Company developed and launched online travel services through a Preview Travel content area on the AOL network and AOL's Web site, AOL.com (together, the "AOL Online Area"), in January 1995. In September 1997, the Company entered into an agreement with AOL pursuant to which the Company serves as AOL's primary and preferred provider of travel services on the AOL Online Area. In addition, AOL has agreed to exclusively promote and advertise Preview Travel in online areas controlled by AOL and to deliver a minimum number of annual page views to the online areas promoting the Company. Over the five-year term of the agreement, the Company is obligated to make minimum payments totaling $32 million to AOL, as well as pay a percentage of commissions earned by the Company in excess of certain quarterly thresholds. The Company has also agreed to deliver content through the AOL Online Area and to provide travel services that are competitive in price and performance. The Company and AOL both have the right to sell advertising in the Company's content areas distributed through AOL, subject to the Company's obligation to pay a percentage of advertising revenues above certain threshold amounts to AOL after the second year of the agreement. Under a separate agreement, the Company has agreed to develop and manage a travel-related destination database for AOL in exchange for the right to receive all advertising revenues generated from such database up to a certain threshold, and share in advertising revenues thereafter. The Company's agreements with AOL expire in September 2002, or earlier in the event of a material breach or the Company's failure to deliver satisfactory content to the database or achieve specified annual levels of travel services bookings. Frank J. Caufield, a director of AOL, is a limited partner of KPCB VII Associates.

  In August 1997, the Company entered into an agreement with Excite, Inc. ("Excite"), pursuant to which Excite has agreed to use Preview Travel as the exclusive provider of travel reservation services for Excite's Travel Channel (City.Net) in the U.S. and the WebCrawler Travel Channel, and to deliver a minimum number of annual page views to the Excite Travel Channel. The agreement was amended and restated in March 1998, permitting the Company to enter into similar arrangements with other search engine providers and providing for the Company to continue to be the exclusive provider of travel reservations services for the Excite Travel Channel and to provide travel reservations services and content for the WebCrawler Travel Channel. In addition, Preview Travel will create a co-branded travel reservations site that will be included on all travel channels within the Excite network, as well as travel-related content for the Excite Travel Channel and other Excite services. Excite has agreed to promote and advertise Preview Travel's services throughout the Excite network and to deliver a minimum number of annual impressions within the Excite network. In addition, the Company is eligible to receive payments from Excite representing a share of advertising revenues received by Excite in connection with the online areas featuring the Company's travel services; however, there can be no assurance that such payments, if any, will be significant. Over the five year term of the agreement, the Company is obligated to make minimum payments totaling $24 million to Excite as well as pay a percentage of commissions earned by the Company in excess of certain thresholds. The Company and Excite will cooperate in selling, and share revenues from, advertising on the Excite Travel Channel. Vinod Khosla, a director of Excite, is a general partner of KPCB VII Associates, the general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II (the "KPCB Funds") and KPCB VII Founders Fund.

  Messrs. Hearst, Leonsis and Mackenzie were elected to the Board of Directors pursuant to a voting agreement dated as of January 31, 1995, by and among the Company and certain principal stockholders of the Company. Such voting agreement terminated upon completion of the Company's initial public offering in November 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1997, the Company issued, in a private placement transaction, shares of Series E Preferred Stock convertible into an aggregate of 1,562,806 shares of Common Stock for an aggregate purchase price of $14,065,258. The following table summarizes the shares of such Series E Preferred Stock purchased by Named

Executive Officers, directors and 5% stockholders of the Company and persons and entities associated with them in such transaction:

   INVESTOR                                                              SHARES
   --------                                                              ------
   General Electric Capital Corporation (1)............................. 555,555
   U S WEST Interactive Services, Inc. (Thomas A. Cullen) (1)...........  77,777
   James J. Hornthal (2)................................................     590
   David S. Pottruck (2)................................................  22,222

--------
(1) Shares held by affiliated persons and entities have been aggregated.
(2) Includes shares held by family trusts.

  Since July 1994, the Company has maintained a relationship with AOL pursuant to which the Company developed and launched online travel services through a Preview Travel content area on the AOL network and AOL's Web site (aol.com) (together, the "AOL Online Area") in January 1995. Theodore J. Leonsis currently serves as President of AOL Studios, an operating division of AOL, and previously served as President of America Online Services Company. In September 1997, the Company entered into an agreement with AOL pursuant to which the Company serves as AOL's primary and preferred provider of travel services on the AOL Online Area. In addition, AOL has agreed to exclusively promote and advertise Preview Travel in online areas controlled by AOL and to deliver a minimum number of annual page views to the online areas promoting the Company. Over the five-year term of the agreement, the Company is obligated to make minimum payments totaling $32 million to AOL, as well as pay a percentage of commissions earned by the Company in excess of certain quarterly thresholds. The Company has also agreed to deliver content through the AOL Online Area and to provide travel services that are competitive in price and performance. The Company and AOL both have the right to sell advertising in the Company's content areas distributed through AOL, subject to the Company's obligation to pay a percentage of advertising revenues above certain threshold amounts to AOL after the second year of the agreement. Under a separate agreement, the Company has agreed to develop and manage a travel related destination database for AOL in exchange for the right to receive all advertising revenues generated from such database up to a certain threshold, and share in advertising revenues thereafter. The Company's agreements with AOL expire in September 2002; however, AOL may terminate the distribution agreement earlier in the event of a material breach or the Company's failure to deliver satisfactory content to the database or achieve specified annual levels of travel services bookings. Frank J. Caufield, a director of AOL, is a limited partner of KPCB VII Associates, the general partner of each of Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund and KPCB Information Sciences Zaibatsu Fund II.

  Until February 1997, the Company retained travel-related fulfillment and consulting services from The Trase Miller Group ("Trase Miller"). Mr. Noyes, a member of the Company's Board of Directors, served as the President of Trase Miller from 1989 to June 1996. Total amounts paid to Trase Miller in connection with such services were approximately $558,000 in 1996 and $84,000 in 1997.

  In August 1997, the Company entered into an agreement with Excite, Inc. ("Excite"), pursuant to which Excite has agreed to use Preview Travel as the exclusive provider of travel reservation services for Excite's Travel Channel (City.Net) in the U.S. and the WebCrawler Travel Channel, and to deliver a minimum number of annual page views to the Excite Travel Channel. The agreement was amended and restated in March 1998, permitting the Company to enter into similar arrangements with other search engine providers and providing for the Company to continue to be the exclusive provider of travel reservations services for the Excite Travel Channel and to provide travel reservations services and content for the WebCrawler Travel Channel. In addition, Preview Travel will create a co-branded travel reservations site that will be included on all travel channels within the Excite network, as well as travel-related content for the Excite Travel Channel and other Excite services. Excite has agreed to promote and advertise Preview Travel's services throughout the Excite network and to deliver a minimum number of annual impressions within the Excite network. In addition, the Company is eligible to receive payments from Excite representing a share of advertising revenues received by Excite in connection with the online areas featuring the Company's travel services; however, there can be no assurance that such payments, if any, will be significant. Over the five year term of the agreement, the Company is obligated to make minimum payments totaling $24 million to Excite as well as pay a percentage of commissions earned by the Company in excess of certain thresholds. The Company and Excite will cooperate in selling, and share revenues from, advertising on the Excite Travel Channel. Vinod Khosla, a director of Excite, is a general partner of KPCB VII Associates, the general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II (the "KPCB Funds") and KPCB VII Founders Fund.

  The Company's Restated Certificate of Incorporation filed in connection with the reincorporation of the Company in Delaware provides that the holders of the Company's Series E Preferred Stock, voting as a separate class, have the right to elect one member of the Company's Board of Directors. In addition, in September 1997, the Company and certain stockholders entered into a voting agreement pursuant to which such stockholders agreed to vote their shares in any election so as to elect one designee of U S WEST Interactive Services, Inc. to the Board of Directors. In addition, Messrs. Hearst, Leonsis and Mackenzie were elected to the Board of Directors pursuant to a voting agreement dated as of January 31, 1995, by and among the Company and certain principal stockholders of the Company. Pursuant to their respective terms, all of these voting arrangements expired upon the closing of the Company's initial public offering in November 1997.

  In September 1997, the Company entered into an agreement with NBC Interactive, an affiliate of The National Broadcasting Company ("NBC"), pursuant to which Preview Travel will be the primary travel site on the NBC Interactive Neighborhood. In addition, the Company has issued to an affiliate of NBC Interactive a warrant to purchase 94,500 shares of Series E Preferred Stock at a purchase price of $9.00 per share. Each share of Series E Preferred Stock is convertible into one share of Common Stock. Such warrant was exercised in November 1997 on a net exercise basis for an aggregate of 17,181 shares. NBC is an affiliate of General Electric Capital Corporation.

  In April 1998, the Company entered into an agreement with Roy Walkenhorst in connection with Mr. Walkenhorst's resignation as President of News Travel Network ("NTN"). Under the terms of the agreement, Mr. Walkenhorst will continue as an employee of the Company in the position of sales representative until September 30, 1998 and will be paid a salary of $500 per month in connection with such services, in addition to continued vesting on stock options during the term of his employment. In addition, the Company and Mr. Walkenhorst entered into an agreement pursuant to which Mr. Walkenhorst will represent on an exclusive basis the licensing of certain NTN programs and other non-NTN programs until December 31, 1998. In connection with this agreement, Mr. Walkenhorst will receive a percentage of the gross receipts from the licenses associated with his representation and a non-refundable advance of $100,000 paid against such commissions.

  The Company has entered into indemnification agreements with each of its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return data for the Company's stock since November 20, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) the The Nasdaq National Market-US index, and (ii) the Hambrecht and Quist Technology index. The graph assumes that $100 was invested on November 20, 1997, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $11.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                     [GRAPH]

* Assumes $100 invested on November 20, 1997 in the Common Stock of the Company and in each of the comparative indices, including reinvestment of dividends.

                                                               11/20/97 12/31/97
                                                               -------- --------
   Preview Travel, Inc........................................   $100    $68.75
   Nasdaq Stock Market--US....................................    100     99.53
   Hambrecht & Quist Technology...............................    100     96.89

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, Kenneth R. Pelowski, Preview Travel, Inc., 747 Front Street, San Francisco, California, 94111, no later than January 24, 1999 in order that they may be included in the Company's proxy statement and form of proxy for that meeting.

           ADDITIONAL INFORMATION REGARDING 1988 STOCK OPTION PLAN, 1997 STOCK OPTION PLAN, 1997 DIRECTORS' STOCK OPTION PLAN
                     AND 1997 EMPLOYEE STOCK PURCHASE PLAN

  Attached to this Proxy Statement as Appendix 1 is certain information concerning the Company's 1988 Stock Option Plan, 1997 Stock Option Plan, 1997 Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan, and attached as Appendix 2 is certain information concerning the federal tax consequences of participating in such plans. Such information is being furnished under Section 14(c) promulgated under the Securities Exchange Act of 1934, as amended, in order to perfect the shareholder approval requirement of
Section 14(c) with respect to such plans.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Proxy Statement incorporates certain documents of the Company by reference that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Investor Relations, Preview Travel, Inc., 747 Front Street, San Francisco, California 94111, telephone number (415) 439-1200.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS

April 24, 1998
San Francisco, California

                                                                     APPENDIX 1

                  DESCRIPTIONS OF THE 1988 STOCK OPTION PLAN,
           1997 STOCK OPTION PLAN, 1997 DIRECTORS' STOCK OPTION PLAN
                     AND 1997 EMPLOYEE STOCK PURCHASE PLAN

                            1988 STOCK OPTION PLAN

GENERAL

  The 1988 Stock Option Plan was originally adopted by the Board of Directors (the "Board") and approved by the stockholders in April 1988. A total of 1,681,750 shares of Common Stock has been reserved for issuance under the 1988 Stock Option Plan. As of April 15, 1998, options to purchase 1,231,313 shares of Common Stock were outstanding under the 1988 Stock Option Plan at a weighted average exercise price of $4.08 per share, and 450,003 shares had been issued upon exercise of previously granted options.

  The 1988 Stock Option Plan provides for grants to employees of the Company and any subsidiary of the Company (including officers and employee directors) of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for grants of non-statutory options ("NSOs") to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company or any affiliate of the Company. See "Federal Income Tax Aspects of the 1988 Stock Option Plan" below for information concerning the tax treatment of incentive stock options and nonstatutory options.

  The 1988 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

PURPOSE

  The purposes of the 1988 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to give employees and consultants of the Company a greater personal stake in the success of the Company's business, to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company and to promote the success of the Company's business.

ADMINISTRATION

  The 1988 Stock Option Plan is administered by the Company's Board of Directors or a committee of the Board (the "Administrator"). The 1988 Stock Option Plan is currently being administered by the Board of Directors, except that, with respect to executive officers of the Company (including executive officers who are also directors), the 1988 Stock Option Plan is being administered exclusively by the Compensation Committee of the Board of Directors. The Administrator may determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The Administrator also has the full power to select the individuals to whom options will be granted and to make any combination of grants to any participants. The Administrator's interpretation and construction of any provision of the 1988 Stock Option Plan are final and binding upon all participants.

  Members of the Board receive no additional compensation for their services in connection with the administration of the 1988 Stock Option Plan. All directors currently hold office until the annual meeting of stockholders of the Company following their election, or until their successors are duly elected and qualified. Directors may be removed from office by the vote or written consent of the majority of outstanding shares pursuant to the provisions of Section 141(k) of the Delaware General Corporation Law.

                                     A-1-1

ELIGIBILITY

  The 1988 Stock Option Plan provides that incentive stock options may be granted only to employees (including officers and employee directors) of the Company or any subsidiary of the Company, while nonstatutory stock options may be granted not only to employees (including officers and employee directors), but also consultants of the Company or any subsidiary of the Company.

  The 1988 Stock Option Plan sets neither a maximum nor minimum number of shares of Common Stock that may be granted under options to any person, other than the annual per employee limitation set forth in "Limitation on Grants to Employees," below. However, no employee may be granted incentive stock options that first become exercisable (i.e., that vest) in any calendar year for Common Stock having a total fair market value, determined at time of grant, in excess of $100,000. To the extent options have been issued to a person that exceed the $100,000 limit, such excess options are treated as nonstatutory options. See "Federal Income Tax Aspects of the 1988 Stock Option Plan" below.

TERMS AND CONDITIONS OF OPTIONS

  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

    (a) Exercise of the Option. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator, and such form of consideration may vary for each option. Each optionee should refer to his or her individual option agreement for information as to the exercisability and form of consideration applicable to his or her option.

    (b) Exercise Price and Consideration. The option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant.

    The Administrator of the 1988 Stock Option Plan determines the fair market value of the Common Stock. As long as the Common Stock of the Company is trading on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") (as of the date of this Prospectus, the Common Stock was traded on the Nasdaq National Market), the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock as quoted on such system on the date of determination, as such price is reported in The Wall Street Journal or such other source the Administrator deems reliable.

    The consideration to be paid for shares issued on exercise of options granted under the 1988 Stock Option Plan, including the method of payment, is determined by the Administrator (in the case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash, check, promissory note or shares of Common Stock having a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

    (c) Termination of Status As an Employee or Consultant. In the event of termination of an optionee's employment or consulting relationship with the Company for any reason other than death or permanent disability, the optionee may still exercise his or her option to the extent that he or she was entitled to exercise it at the date of termination, but such exercise must be made within thirty days (or such other period of time, not exceeding three months in the case of an ISO or six months in the case of an NSO, as is determined by the Administrator, with such determination in the case of an ISO being made at the time the option is granted) and may not be made later than the date of expiration of the term of the option as set out in the option agreement.

                                     A-1-2

    (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, an option may be exercised (to the extent it was exercisable upon the date of termination) within six months of termination (or such other period of time, not to exceed twelve months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time the option is granted), but an option may not be exercised later than the date of expiration of the term of the option as set out in the option agreement.

    (e) Death. If an optionee should die while employed or serving as a consultant to the Company, the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance may exercise the option at any time within six months after the date of death (but not later than the date of expiration of the term of the option as set out in the option agreement). The option shall be exercisable to the extent that the right to exercise would have accrued had the optionee continued living and working as an employee of or consultant to the Company for another six months beyond the date of death.

    If an optionee should die within 30 days (or such other period of time, not to exceed three months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the option) after terminating his or her employment relationship with the Company, the optionee's estate or person who has acquired the right to exercise the option may likewise exercise the option at any time within six months after the date of death, but not later than the date of expiration of the term of the option as set out in the option agreement. However, in this case, the option shall be exercisable only to the extent it was exercisable at the date of termination.

    (f) Term of Options. The term of an option is determined by the specific option agreement. Incentive stock options may not have a term of more than 10 years. Furthermore, the maximum term for an option granted to an optionee who immediately before the grant of such option owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary is five years. No option may be exercised by any person after its term expires.

    (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution. An option is exercisable during the optionee's lifetime only by the optionee and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (h) Acceleration of Options. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option substituted by the successor corporation unless the administrator decides to accelerate the vesting of the option to make it exercisable as to some or all of the shares subject to the option. In the event of such acceleration of the option, the optionee shall have 30 days from the date of notice of the option's acceleration to exercise all or a portion of the option.

    (i) Other Provisions. The option agreement may contain other terms, provisions and conditions as may be determined by the Administrator as long as they are consistent with the 1988 Stock Option Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  In the event any change such as a stock split or dividend is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option, as well as in the number of shares available for issuance under the 1988 Stock Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Administrator. The Administrator may declare that any option shall terminate as of a date fixed by the Administrator and give each optionee the right to exercise his or her option as to all or any part of the shares subject to the option, including shares as to which the option would not otherwise be exercisable.

                                     A-1-3

AMENDMENT AND TERMINATION OF THE PLAN

  The Board may amend the 1988 Stock Option Plan at any time or from time to time or may terminate it without approval of the stockholders, except that stockholder approval is required for any amendment to the 1988 Stock Option Plan that increases the number of shares which may be issued under the 1988 Stock Option Plan, modifies the standards of eligibility, changes the limitation on grants to employees or effects other changes which would require stockholder approval to qualify options granted under the 1988 Stock Option Plan as performance-based compensation under Section 162(m) of the Code. However, no action by the Board or stockholders may alter or impair any option previously granted under the 1988 Stock Option Plan, unless mutually agreed otherwise between the optionee and the Board in a writing signed by the optionee and the Company. The 1988 Stock Option Plan shall terminate in April 1998. Any options outstanding at that time under the 1988 Stock Option Plan shall remain outstanding until they expire their own terms.

PLAN BENEFITS

  During the fiscal year ended December 31, 1997, (i) options to purchase 387,500 shares of Common Stock were granted pursuant to the 1988 Stock Option Plan to all current executive officers (including directors who are executive officers) as a group (8 persons), (ii) options to purchase 20,000 shares of Common Stock were granted to all current directors who are not executive officers as a group (7 persons), and (iii) options to purchase 207,325 shares of Common Stock were granted to all employees, including current officers who are not executive officers, as a group.

  The following table sets forth information with respect to the stock options granted and unexercised to the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the 1988 Stock Option Plan as of December 31, 1997.

                                   NUMBER OF SHARES SUBJECT TO WEIGHTED AVERAGE
                                      OPTIONS GRANTED UNDER     EXERCISE PRICE
               NAME                THE 1988 STOCK OPTION PLAN     PER SHARE
               ----                --------------------------- ----------------
Kenneth J. Orton (1)..............           270,000                $2.40
James J. Hornthal (1).............           215,000                $2.44
Roy F. Walkenhorst (2)............            27,500                $5.11
John M. Petrone...................            70,000                $3.61
Barrie Seidenberg.................            70,000                $4.09
All current executive officers as
 a group (8 persons)..............           912,500                $3.45
David S. Pottruck (1).............            20,000                $6.50
All current directors who are not
 executive officers as a group
 (7 persons)......................            20,000                $6.50
All employees (including all
 current officers who are not
 executive officers)..............           324,807                $5.57

--------
(1) Nominee for election as a director.
(2) Mr. Walkenhorst resigned from his position as President of the News Travel network effective March 31, 1998.

                                     A-1-4

                            1997 STOCK OPTION PLAN

GENERAL

  The 1997 Stock Option Plan was adopted by the Board of Directors (the "Board") in October 1997 and approved by the stockholders in November 1997. A total of 1,500,000 shares of Common Stock has been reserved for issuance under the 1997 Stock Option Plan. As of April 15, 1998, options to purchase an aggregate of 416,400 shares of Common Stock were outstanding under the 1997 Stock Option Plan at a weighted average exercise price of $11.38 per share, and no shares had been issued upon exercise of previously granted options.

  The 1997 Stock Option Plan provides for grants to employees of the Company and any subsidiary of the Company (including officers and employee directors) of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for grants of non-statutory options ("NSOs") to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company or any affiliate of the Company. See "Federal Income Tax Aspects of the 1997 Stock Option Plan" below for information concerning the tax treatment of incentive stock options and nonstatutory options.

  The 1997 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

PURPOSE

  The purposes of the 1997 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to give employees and consultants of the Company a greater personal stake in the success of the Company's business, to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company and to promote the success of the Company's business.

ADMINISTRATION

  The 1997 Stock Option Plan is administered by the Company's Board of Directors or a committee of the Board (the "Administrator"). The 1997 Stock Option Plan is currently being administered by the Board of Directors, except that, with respect to executive officers of the Company (including executive officers who are also directors), the 1997 Stock Option Plan is being administered exclusively by the Compensation Committee of the Board of Directors. The Administrator may determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The Administrator also has the full power to select the individuals to whom options will be granted and to make any combination of grants to any participants. The Administrator's interpretation and construction of any provision of the 1997 Stock Option Plan are final and binding upon all participants.

  Members of the Board receive no additional compensation for their services in connection with the administration of the 1997 Stock Option Plan. All directors currently hold office until the annual meeting of stockholders of the Company following their election, or until their successors are duly elected and qualified. Directors may be removed from office by the vote or written consent of the majority of outstanding shares pursuant to the provisions of Section 141(k) of the Delaware General Corporation Law.

ELIGIBILITY

  The 1997 Stock Option Plan provides that incentive stock options may be granted only to employees (including officers and employee directors) of the Company or any subsidiary of the Company, while nonstatutory stock options may be granted not only to employees (including officers and employee directors), but also consultants (including non-employee directors) of the Company or any subsidiary of the Company.

                                     A-1-5

  The 1997 Stock Option Plan sets neither a maximum nor minimum number of shares of Common Stock that may be granted under options to any person, other than the annual per employee limitation set forth in "Limitation on Grants to Employees," below. However, no employee may be granted incentive stock options that first become exercisable (i.e., that vest) in any calendar year for Common Stock having a total fair market value, determined at time of grant, in excess of $100,000. To the extent options have been issued to a person that exceed the $100,000 limit, such excess options are treated as nonstatutory options. See "Federal Income Tax Aspects of the 1997 Stock Option Plan" below.

TERMS AND CONDITIONS OF OPTIONS

  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

    (a) Exercise of the Option. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator, and such form of consideration may vary for each option. Each optionee should refer to his or her individual option agreement for information as to the exercisability and form of consideration applicable to his or her option.

    (b) Exercise Price and Consideration. The option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that NSO's may be granted to persons other than the Company's Chief Executive Officer or its other four most highly compensated officers whose compensation is required to be reported to stockholders under the Exchange Act at exercise prices of not less than 85% of the fair market value on the date the option is granted. In the case of an ISO granted to a person who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option.

    The Administrator of the 1997 Stock Option Plan determines the fair market value of the Common Stock. As long as the Common Stock of the Company is trading on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") (as of the date of this Prospectus, the Common Stock was traded on the Nasdaq National Market), the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock as quoted on such system on the date of determination (or, if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source the Administrator deems reliable.

    The consideration to be paid for shares issued on exercise of options granted under the 1997 Stock Option Plan, including the method of payment, is determined by the Administrator (in the case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash, check, promissory note or shares of Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired, directly or indirectly, from the Company, having a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

    (c) Termination of Status As an Employee or Consultant. In the event of termination of an optionee's employment or consulting relationship with the Company for any reason other than death or permanent disability, the optionee may still exercise his or her option to the extent that he or she was entitled to exercise it at the date of termination, but such exercise must be made within thirty days (or such other period of time, not exceeding three months in the case of an ISO or six months in the case of an NSO, as is determined by the Administrator, with such determination in the case of an ISO being made at the time the

                                     A-1-6
  option is granted) and may not be made later than the date of expiration of the term of the option as set out in the option agreement.

    (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, an option may be exercised (to the extent it was exercisable upon the date of termination) within six months of termination (or such other period of time, not to exceed twelve months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time the option is granted), but an option may not be exercised later than the date of expiration of the term of the option as set out in the option agreement.

    (e) Death. If an optionee should die while employed or serving as a consultant to the Company, the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance may exercise the option at any time within six months (or such other period of time, not exceeding twelve months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the option) after the date of death (but not later than the date of expiration of the term of the option as set out in the option agreement). The option shall be exercisable to the extent that the right to exercise would have accrued had the optionee continued living and working as an employee of or consultant to the Company for another three months (or such other period of time as is determined by the Administrator) beyond the date of death.

    If an optionee should die within 30 days (or such other period of time, not to exceed three months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the option) after terminating his or her employment relationship with the Company, the optionee's estate or person who has acquired the right to exercise the option may likewise exercise the option at any time within six months after the date of death, but not later than the date of expiration of the term of the option as set out in the option agreement. However, in this case, the option shall be exercisable only to the extent it was exercisable at the date of termination.

    (f) Term of Options. The term of an option is determined by the specific option agreement. Incentive stock options may not have a term of more than 10 years. Furthermore, the maximum term for an option granted to an optionee who immediately before the grant of such option owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary is five years. No option may be exercised by any person after its term expires.

    (g) Limitation on Grants to Employees. Subject to adjustment as provided in the 1997 Stock Option Plan, the maximum number of shares which may be subject to options granted to any one employee under the 1997 Stock Option Plan during any fiscal year of the Company is 1,500,000 shares.

    (h) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution; provided, however, that certain nonstatutory options may be transferable. An option is exercisable during the optionee's lifetime only by the optionee (or permitted transferee) and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee (or permitted transferee).

    (i) Acceleration of Options. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option substituted by the successor corporation unless the administrator decides to accelerate the vesting of the option to make it exercisable as to some or all of the shares subject to the option. In the event of such acceleration of the option, the optionee shall have 30 days from the date of notice of the option's acceleration to exercise all or a portion of the option.

    (j) Other Provisions. The option agreement may contain other terms, provisions and conditions as may be determined by the Administrator as long as they are consistent with the 1997 Stock Option Plan.


                                     A-1-7

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  In the event any change such as a stock split or dividend is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option, as well as in the number of shares available for issuance under the 1997 Stock Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Administrator. The Administrator may declare that any option shall terminate as of a date fixed by the Administrator and give each optionee the right to exercise his or her option as to all or any part of the shares subject to the option, including shares as to which the option would not otherwise be exercisable.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board may amend the 1997 Stock Option Plan at any time or from time to time or may terminate it without approval of the stockholders, except that stockholder approval is required for any amendment to the 1997 Stock Option Plan that increases the number of shares which may be issued under the 1997 Stock Option Plan, modifies the standards of eligibility, changes the limitation on grants to employees or effects other changes which would require stockholder approval to qualify options granted under the 1997 Stock Option Plan as performance-based compensation under Section 162(m) of the Code. However, no action by the Board or stockholders may alter or impair any option previously granted under the 1997 Stock Option Plan, unless mutually agreed otherwise between the optionee and the Board in a writing signed by the optionee and the Company. The 1997 Stock Option Plan shall terminate in October 2007. Any options outstanding at that time under the 1997 Stock Option Plan shall remain outstanding until they expire their own terms.

PLAN BENEFITS

  During the fiscal year ended December 31, 1997, no options were granted to any current executive officers (including directors who are executive officers) under the 1997 Stock Option Plan, and options to purchase 43,400 shares of Common Stock were granted to all employees, including current officers who are not executive officers, as a group.

                                     A-1-8

                       1997 DIRECTORS' STOCK OPTION PLAN

GENERAL

  The Company's Directors' Stock Option Plan was adopted by the Board of Directors in October 1997 and approved by the stockholders effective as of November 1997. A total of 250,000 shares (as adjusted to reflect the reincorporation of the Company in Delaware) of Common Stock have been reserved for issuance under the Directors' Stock Option Plan. As of the date of this Prospectus, no options to purchase shares under the Directors' Stock Option Plan have been granted.

  Options granted under the Directors' Stock Option Plan are non-statutory options and do not qualify as "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See the section below entitled "Federal Income Tax Aspects of the Directors' Stock Option Plan" for information concerning the tax treatment of non-statutory stock options.

  The Directors' Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

  The purposes of the Directors' Stock Option Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the nonemployee directors of the Company to serve as directors, and to encourage their continued service on the Board.

ADMINISTRATION

  The Directors' Stock Option Plan is designed to work automatically, without administration. However, to the extent administration is necessary, it will be provided by the Board of Directors. The interpretation and construction of any provision of the Directors' Stock Option Plan by the Board of Directors shall be final and conclusive.

  Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Directors' Stock Option Plan. All directors currently hold office until the annual meeting of stockholders of the Company following their election, or until their successors are duly elected and qualified. Directors may be removed from office by the vote or written consent of the majority of outstanding shares pursuant to the provisions of Section 141(k) of the Delaware General Corporation Law.

ELIGIBILITY

  The Directors' Stock Option Plan provides for the grant of non-statutory options to nonemployee directors of the Company. Each such director shall be automatically granted an option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which such person first becomes a non-employee director, whether through election by the stockholders or appointment by the Board of Directors to fill a vacancy. In addition, each nonemployee director shall automatically be granted an option to purchase 5,000 shares of Common Stock on the date of each Annual Meeting of the Company's stockholders following which such director is serving on the Board, provided he or she shall have served on the Board for at least six months prior to the date of such Annual Meeting (an "Annual Option").

  In the event any automatic grant(s) would cause the aggregate number of shares to exceed the authorized pool of shares available for issuance under this Plan, then such automatic grant(s) will be adjusted by dividing the remaining shares available pro rata among such automatic grant(s).

                                     A-1-9

TERMS AND CONDITIONS OF OPTIONS

  Options granted under the Directors' Stock Option Plan have a term of 10 years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions:

    (a) Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to Directors' Stock Option Plan transactions.

    (b) Exercise of the Option. The First Option shall become exercisable in cumulative installments of 25% of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option. Each Annual Option shall become exercisable for 100% of the shares subject to the Annual Option on the first anniversary of the date of grant of each such Annual Option.

    An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The consideration to be paid for shares issued upon exercise of options granted under the Directors' Stock Option Plan, including the method of payment, shall consist entirely of: 1) cash; 2) check; 3) other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares for which the option is being exercised (provided, however, that if the shares being surrendered were acquired from the Company, they must have been held for at least six months); or 4) any combination of the foregoing methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

    (c) Exercise Price. The exercise price shall be equal to 100% of the fair market value of the Company's Common Stock on the date of grant of the option. If there is a public market for the Common Stock, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). If the Common Stock is listed on a stock exchange or the Nasdaq National Market the fair market value of a share of Common Stock shall be the closing price on such exchange or system on the date of grant of the option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value shall be determined by the Board of Directors in its discretion.

    (d) Termination of Status as a Director. The Directors' Stock Option Plan provides that if the optionee ceases to serve as a director of the Company, the option may be exercised within 90 days after the date he or she ceases to be a director as to all or part of the shares that the director was entitled to exercise at the date of such termination. Notwithstanding the foregoing, in no event may an option be exercised after its 10-year term has expired. To the extent that the director was not entitled to exercise an option at the date of such termination, or does not exercise an option that he or she was entitled to exercise within the time specified, the option shall terminate.

    (e) Death. Notwithstanding the provisions of paragraph (d) above, if an optionee should die while serving as a director of the Company and has been in continuous status as a director since the date of grant of the option, the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance may exercise the option at any time within six months after the date of death (but not later than the date of expiration of the term of the option as set out in the option agreement). The option shall be exercisable to the extent that the right to exercise would have accrued had the optionee continued living and serving as a director of the Company for another six months beyond the date of death.

    If an optionee should die within three months after the termination of his or her service as a director of the Company, the optionee's estate or person who has acquired the right to exercise the option may likewise

                                    A-1-10
  exercise the option by bequest or inheritance at any time within six months after the date of death, but not later than the date of expiration of the term of the option as set out in the option agreement. However, in this case, the option shall be exercisable only to the extent it was exercisable at the date of termination.

    (f) Disability. Notwithstanding the provisions of paragraph (d) above, if an optionee is unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the director may, but only within six months from the date of his or her termination, exercise his or her option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may an option be exercised after its 10-year term has expired. To the extent that the director was not entitled to exercise the option at the date of termination, or if he or she does not exercise such option (which he or she was entitled to exercise) within the time specified, the option shall terminate.

    (g) Suspension or Termination of Options. No option is exercisable by any person after the expiration of 10 years from the date the option was granted. If the President of the Company or his or her designee reasonably believes that an optionee has committed an act of misconduct, the President may suspend the director's right to exercise any option pending a determination by the Board of Directors (excluding the director accused of such misconduct). If the Board of Directors (excluding the director accused of such misconduct) determines a non-employee director has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the director nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the director accused of such misconduct) shall act fairly and shall give the director an opportunity to appear and present evidence on the director's behalf at a hearing before the Board of Directors or a committee of the Board of Directors.

    (h) Nontransferability of Options. An option is not transferable by the optionee, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relation order, and is exercisable only by an optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance.

    (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Stock Option Plan as may be determined by the Company's Board of Directors.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTIONS

  Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option, and the number of shares which have been authorized for issuance under the Directors' Stock Option Plan but as to which no options have yet been granted or which have been returned to the Directors' Stock Option Plan upon cancellation or expiration of an option, as well as the price per share covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Director's Stock Option Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an option.

                                    A-1-11

  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company is obligated to give each optionee, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise his or her option, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the option will terminate, or the right to exercise the option (or receive a substitute option with comparable terms) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

AMENDMENT AND TERMINATION

  The Company's Board of Directors may amend or terminate the Directors' Stock Option Plan from time to time, but such amendment or termination shall not adversely affect any stock options then outstanding under the Directors' Stock Option Plan, without the optionee's consent. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company will obtain stockholder approval of any amendment to the Directors' Stock Option Plan in such a manner and to such a degree as required. Any such amendment or termination of the Directors' Stock Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Directors' Stock Option Plan had not been amended or terminated unless mutually agreed otherwise between the optionee and the Board in writing signed by the optionee and the Company. The Directors' Stock Option Plan will terminate in November 2007, unless earlier terminated as described above.

                                    A-1-12

                       1997 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") was adopted by the Board of Directors in October 1997 and approved by the stockholders in November 1997. A total of 500,000 shares of Common Stock are reserved for issuance under the 1997 Purchase Plan. As of April 15, 1998, no shares of Common Stock have been issued under the 1997 Purchase Plan. The 1997 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code. See "1997 Employee Stock Purchase Plan" of Appendix 2. The 1997 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSE

  The purpose of the 1997 Purchase Plan is to provide employees of the Company (and any of its subsidiaries that is designated by the Board of Directors) who participate in the 1997 Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

  The 1997 Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. Initially, the Purchase Plan will be administered by the Board of Directors, except that with respect to executive officers (including executive officers who are also directors), the Purchase Plan will be administered exclusively by the Compensation Committee. All questions of interpretation of the 1997 Purchase Plan are determined by the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors or its committee who are eligible employees are permitted to participate in the 1997 Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1997 Purchase Plan or serve on a committee appointed to administer the 1997 Purchase Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the 1997 Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1997 Purchase Plan. All directors currently hold office until the annual meeting of stockholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

  Any person who is employed by the Company (or any of its majority-owned subsidiaries) for at least twenty hours per week and more than five months in a calendar year is eligible to participate in the 1997 Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code.

OFFERING DATES

  The 1997 Purchase Plan will be implemented in a series of offering periods of 24 months duration with new offering periods commencing on or about February 1 and August 1 of each year. Each offering period will consist of four consecutive purchase periods of six months duration, with the last day of each such period being designated a purchase date. The first offering period commenced November 20, 1997, and the first purchase date will occur on July 31, 1998. The Board of Directors may alter the duration of the offering periods without stockholder approval.

PARTICIPATION IN THE PLAN

  Eligible employees become participants in the 1997 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time

                                    A-1-13
for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

PURCHASE PRICE

  The purchase price per share at which shares are sold under the 1997 Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the applicable date of commencement of the offering period or on the applicable purchase date. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock as reported on The Nasdaq National Market as of such date. If the fair market value of the Common Stock on a purchase date is less than the fair market value at the beginning of the offering period, a new 24-month offering period will automatically begin on the first business day following the purchase date with a new fair market value.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 15% of a participant's eligible compensation received on each pay day during the offering period. Eligible compensation consists of the regular straight time gross earnings, and excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other cash compensation. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the 1997 Purchase Plan.

  A participant may discontinue his or her participation in the 1997 Purchase Plan at any time during an offering period. A participant may, on one occasion only during any particular offering period, decrease the rate of his or her contributions during such offering period by completing and filing with the Company a new subscription agreement. The change in rate generally shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement.

  All payroll deductions are credited to the participant's account under the 1997 Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the 1997 Purchase Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

  By executing a subscription agreement to participate in the 1997 Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in any calendar year is that number determined by dividing $25,000 by the fair market value of one share on the offering date; provided, however, that the participant's actual purchase will be limited to the number of shares determined by dividing the amount of the participant's total payroll deductions accumulated during each six-month purchase period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of the Common Stock on the applicable purchase date. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price.

  Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the 1997 Purchase Plan if immediately after the grant of the option the participant would own five percent or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock that may be purchased under the 1997 Purchase Plan or pursuant to any other options), nor shall any participant be granted an option that would permit the participant to buy pursuant to the 1997 Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares that would otherwise be placed under option

                                    A-1-14
at the beginning of an offering period exceeds the number of shares then available for issuance under the 1997 Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

WITHDRAWAL

  While each participant in the 1997 Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be decreased once during any given offering period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1997 Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to a purchase date under the Plan.

  Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. In effect, the participant is given an option, for a maximum number of shares, which may or may not be exercised at the end of each six-month purchase period. However, unless the participant actively withdraws from the offering period, the option will be exercised automatically at the end of each purchase period, and the maximum number of full shares purchasable (within the limits of the 1997 Purchase Plan) with the participant's accumulated payroll deductions will be purchased for that participant at the applicable price.

  A participant's withdrawal from an offering period does not have an effect upon such participant's eligibility to participate in subsequent offering periods under the 1997 Purchase Plan; however, the participant may not re-enroll in the same offering period after withdrawal.

TERMINATION OF EMPLOYMENT

  Termination of a participant's employment for any reason, including retirement or death, prior to any purchase date cancels his or her participation in the 1997 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account during the offering period but not yet used to exercise the option will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

CAPITAL CHANGES

  In the event any change, such as a stock split of stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to an option and in the purchase price per share, as well as in the number of shares available for issuance under the 1997 Purchase Plan.

NONASSIGNABILITY

  No rights or accumulated payroll deductions of a participant under the 1997 Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the 1997 Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board of Directors may at any time amend or terminate the 1997 Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1997 Purchase Plan without prior approval of the stockholders of the Company if such approval is necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rule or section thereto).

                                    A-1-15

                                                                     APPENDIX 2

                    FEDERAL TAX INFORMATION CONCERNING THE
                     CONSEQUENCES OF PARTICIPATING IN THE
                1988 STOCK OPTION PLAN, 1997 STOCK OPTION PLAN,
                     1997 DIRECTORS' STOCK OPTION PLAN AND
                       1997 EMPLOYEE STOCK PURCHASE PLAN

  The following is only a summary of the effect of United States federal income taxation upon the participants and the Company under the 1988 Stock Option Plan, 1997 Stock Option Plan, the 1997 Directors' Option Plan and the 1997 Employee Stock Purchase Plan, and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside, or the tax consequences of the participant's death. It is advisable that a participant consult his own tax advisor concerning application of these tax laws.

               1988 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN

  The following is a brief summary of the United States federal income tax consequences of transactions under the 1988 Stock Option Plan and the 1997 Stock Option Plan (together the "Stock Option Plans") based on federal securities and income tax laws in effect as of the date of this Prospectus (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the Stock Option Plans.

  Options granted under the Stock Option Plans may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory stock options. If an option granted under the Stock Option Plans is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Currently, the tax rate on long-term capital gain under federal tax laws for Federal income tax and alternative minimum tax purposes is capped at 28% for shares held more than one (1) year but not more than eighteen (18) months after the date of exercise and at 20% for shares held more than eighteen (18) months after the date of exercise. Capital losses are allowed in full under U.S. tax laws against capital gains plus $3,000 of other income.

  All options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10%

                                     A-2-1
stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

  As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum income above such amount. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $45,000 for joint returns and $33,750 for individual returns (with the exclusion amount phased out for upper-income taxpayers).

  In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonstatutory stock option, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option. If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year's regular tax in excess of the AMT.

                       1997 DIRECTORS' STOCK OPTION PLAN

  Options granted under the 1997 Directors' Stock Option Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option exercise price. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred for up to six months unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss. Currently, the tax rate on long-term capital gain under federal tax laws for Federal income tax and alternative minimum tax purposes is capped at 28% for shares held more than one (1) year but not more than eighteen (18) months after the date of exercise and at 20% for shares held more than eighteen (18) months after the date of exercise. Capital losses are allowed in full against capital gains plus $3,000 of other income.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  The 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1997 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income

                                     A-2-2
generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above. Currently, the tax rate on long-term capital gain under federal tax laws for Federal income tax and alternative minimum tax purposes is capped at 28% for shares held more than one (1) year but not more than eighteen (18) months after the date of exercise and at 20% for shares held more than eighteen (18) months after the date of exercise. Capital losses are allowed in full against capital gains plus $3,000 of other income.

  Directors and Officers Subject to Section 16(b) Liability. In the case of an optionee who is subject to Section 16(b) of the Exchange Act, the Exercise Date for purposes of calculating such participant's compensation income and the beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to participating in the 1997 Purchase Plan or selling shares issued pursuant to such plan.

                                     A-2-3

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PREVIEW TRAVEL, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS


The undersigned stockholder of Preview Travel, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 1998, and hereby appoints Kenneth J. Orton and Kenneth R. Pelowski, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Preview Travel, Inc. to be held on May 27, 1998, at 10:00 a.m., Pacific time, at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below:


[X] Please mark votes as in this example.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

[_]  For all nominees listed below

[_]  Withhold authority for all nominees listed below

If you wish to withhold authority for any individual nominee(s), strike a line through his name or their names in the list below:


-------------------------------------------------------------------------------
Kenneth J. Orton     James J. Hornthal       Thomas W. Cardy  Thomas A. Cullen
Theodore J. Leonsis  Douglas J. Mackenzie    James E. Noyes   David S. Pottruck


PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT AUDITORS

To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998.

                     [_]  FOR  [_]  AGAINST  [_]  ABSTAIN

           CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                SIDE

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.


In their discretion, upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. WITH RESPECT TO THE ELECTION OF DIRECTORS, IF NO CONTRARY OBJECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.


DATED:____________________________________, 1998



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                      Printed name(s) exactly as shown on Stock Certificate



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                      (Signature)


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                      (Signature)



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.